UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2006

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	1-7627	74-1895085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600 Houston, Texas		77024-3411
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Effective March 10, 2006 Frontier Oil and Refining Company (“FORC”), a wholly-owned subsidiary of Frontier Oil Corporation (“FOC”), entered into a Master Crude Oil Purchase and Sale Contract with Utexam Limited (“Utexam”), a wholly-owned subsidiary of BNP Paribas Ireland. Under this contract, Utexam will purchase, transport and subsequently sell crude oil to FORC at a location near Cushing, Oklahoma or at such other location as agreed by the parties. Utexam will be the owner of record of the crude oil as it is transported from the point of injection, which is expected to be Hardisty, Alberta, to the point of ultimate sale to FORC. FOC has provided a guarantee of FORC’s obligations under this contract, the primary obligations being to receive crude oil and make payment for crude oil purchases arranged under this contract. The parties anticipate that purchase commitments under this contract will be made beginning March 13, 2006. Neither party has any continuing commitment to sell or purchase crude oil under the agreement.

A copy of the Master Crude Oil Purchase and Sale Contract dated March 10, 2006 is files as exhibit 10.1 and a copy of the Guaranty made by FOC in favor of Utexam dated March 10, 2006 is filed as exhibit 10.2 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description
10.1	Master Crude Oil Purchase and Sale Contract dated March 10, 2006.
10.2	Guaranty made by Frontier Oil Corporation dated March 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION

By: /s/ Michael C. Jennings
Michael C. Jennings
Executive Vice President - Chief Financial Officer

Date: March 14, 2006